EXHIBIT 23.1

                               Durland & Company
                          Certified Public Accountants
                           A Professional Association
                         340 Royal Palm Way, 3rd Floor
                              Palm Beach, FL 33480
                         (561) 822-9995 - FAX 822-9942




                          INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in the Registration Statement of EZ Talk, Inc., on Form S-8 to be filed on or about April 21, 2000, with the Securities and Exchange Commission our report dated March 25, 1999 on the financial statements of EZ Talk, Inc., which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Form 10SB for the period since inception, (June 10, 1998), ended February 28, 1999.




/s/ Durland & Company, CPA's, P.A.
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Durland & Company, CPA's, P.A.
Palm Beach, Florida
April 28, 2000